   As filed with the Securities and Exchange Commission on December 8, 1999
                             Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                          __________________________

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)

                                   Maryland
        (State or other jurisdiction of incorporation or organization)

                                  52-1893632
                     (I.R.S. Employee Identification No.)
                      __________________________________

                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                   ________________________________________

                     Lockheed Martin Energy Systems, Inc.
                                Savings Program
                           (Full title of the plan)
                            ______________________

                           Marian S. Block, Esquire
                 Vice President and Associate General Counsel
                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland  20817
                                (301) 897-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ____________________


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                 Maximum
         Title of             Amount to be      Proposed Maximum Offering     Proposed Maximum Aggregate         Amount of
Securities to be Registered   Registered(*)        Price per share(**)            Offering Price(**)        Registration Fee(**)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par               350,000                   $19.40                      $6,790,000                  $1,793
value $1.00 per share
---------------------------------------------------------------------------------------------------------------------------------

    (*) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the plans to which this Registration Statement relates. This Registration Statement also covers an indeterminable number of additional shares that may be issued as a result of an adjustment in the shares in the event of a stock split, stock dividend or similar capital adjustment, as required by the Program.

    (**) Estimated solely for calculating the amount of registration fee pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is the product resulting from multiplying the number of shares by 19.40, the average of the high and low prices of shares of the Common Stock on the New York Stock Exchange on December 7, 1999.

                      EXPLANATORY NOTE AND INCORPORATION
                      OF CERTAIN INFORMATION BY REFERENCE
                 PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8


This Registration Statement registers additional securities for the Lockheed Martin Energy Systems, Inc. Savings Program. The contents of the Registration Statement on Form S-8 relating to the Program (file no. 333-06255) filed June 18, 1996 are hereby incorporated by reference (including all exhibits thereto and any documents incorporated by reference therein, including any documents subsequently filed by the Registrant) (the "Prior Registration Statement"). The Prior Registration Statement currently is effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and (b) to be issued pursuant to the Program.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         5     Opinion of Broc Romanek, Esquire.

         23-A  Consent of Ernst & Young LLP, Independent Auditors.

         23-B  Consent of Broc Romanek, Esquire (contained in Exhibit 5 hereof).

         24    Powers of Attorney.


Lockheed Martin Energy Systems, Inc. has received a determination letter from the Internal Revenue Service that the plan is qualified under Section 401 of the Internal Revenue Code.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland.

                                    LOCKHEED MARTIN CORPORATION



Date:  December 6, 1999                    /s/ Marian S. Block
                                    --------------------------
                                    By:    Marian S. Block
                                    Vice President and Associate General Counsel


     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the County of Andersen, State of Tennessee.

                                    LOCKHEED MARTIN ENERGY
                                    SYSTEMS, INC. SAVINGS PROGRAM



Date: December 6, 1999                     /s/ Norman E. Sparks
                                    ---------------------------
                                    By:    Norman E. Sparks
                                           Director--Employee Benefits
                                           Lockheed Martin Energy
                                           Systems, Inc.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

        Signature           Title                             Date
        ---------           -----                             ----

            *               Chairman and Chief Executive     December 6, 1999
     -------------------
      Vance D. Coffman      Officer (Principal
                            Executive Officer)


            *               Executive Vice President and     December 6, 1999
     -------------------
       Robert J. Stevens    Chief Financial Officer
                            (Principal Financial Officer)


            *               Vice President and Controller    December 6, 1999
     ----------------------
     Christopher E. Kubasik (Principal Accounting Officer)


The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

     Norman R. Augustine*               Caleb B. Hurtt*
     Marcus C. Bennett*                 Gwendolyn S. King*
     Lynne V. Cheney*                   Eugene F. Murphy*
     Vance D. Coffman*                  Frank Savage*
     Houston I. Flournoy*               James F. Gibbons*
     Carlisle A.H. Trost*               James R. Ukropina*
     Edward E. Hood, Jr.*               Douglas C. Yearley*



By:  /s/ Marian S. Block                         December 6, 1999
------------------------
*Marian S. Block
(Attorney-in-fact**)

**By authority of Powers of Attorney filed with this Registration Statement on Form S-8.

                                 EXHIBIT INDEX

     Exhibit
     Number    Description
     ------    -----------


     5         Opinion of Broc Romanek, Esquire.

     23-A      Consent of Ernst & Young LLP, Independent Auditors.

     23-B      Consent of Broc Romanek, Esquire (contained in Exhibit 5 hereof).

     24        Powers of Attorney.